UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2005

ALLIANCE ONE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

512 Bridge Street, Danville, Virginia	24541
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (434) 792-7511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Alliance One International, Inc. (“Alliance One”) recently received notice that the European Commission (EC) has decided to impose fines in connection with the previously reported investigation by the Directorate General for Competition (DGCOMP) into tobacco buying and selling practices within the leaf tobacco industry in Italy. Alliance One issued the press release attached as Exhibit 99.1, which is incorporated herein by reference, in connection with the announcement of such fines.

This filing contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Alliance One’s expectations and projections. Risks and uncertainties with respect to Alliance One’s results of operations include changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, political instability in sourcing locations, currency and interest rate fluctuations, shifts in the global supply and demand position for leaf tobacco products, and the impact of regulation and litigation on Alliance One’s customers. A further list and description of these risks, uncertainties and other factors can be found in the Company’s Annual Report for the year period ended March 31, 2005, and other filings with the Securities and Exchange Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press Release dated October 24, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE ONE INTERNATIONAL, INC.
(Registrant)

Date: October 24, 2005	BY:	/s/ James A. Cooley
James A. Cooley
Executive Vice President - Chief Financial Officer

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Exhibits

99.1	Press Release dated October 24, 2005.

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